Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                               www.theriviera.com

FOR FURTHER INFORMATION:
AT THE COMPANY:                                      INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO                  Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                                     (208) 241-3704 Voice
(702) 794-9442 Fax                                       (208) 232-5317 Fax
Email:  dkrohn@theriviera.com                            Email:  etruax@aol.com

FOR IMMEDIATE RELEASE:

                   RIVIERA REPORTS THIRD QUARTER 2000 RESULTS

         LAS VEGAS, NV - October 24, 2000 -- Riviera Holdings Corporation (AMEX:
RIV) today reported financial results for the third quarter ended September 30, 2000. Net revenues for the quarter were $51.4 million, up 32 percent from net revenues of $38.9 million in the third quarter of 1999. EBITDA (Earnings Before Interest, Income Taxes, Depreciation, Amortization, preopening expenses, and other income and expense, net) for the quarter was $7.0 million, up 40 percent from EBITDA of $5.0 million in 1999. The net loss increased from $2.2 million or ($0.43) per share in the third quarter of 1999 to $2.4 million or ($0.61) per share in the third quarter of 2000. The loss per share increased 18 cents primarily due to the repurchase of 1.3 million shares in the 12 months ended September 30, 2000. The number of shares outstanding decreased from 5.1 million to 3.8 million.

For the first nine months of 2000, net revenues were $155.1 million, up 29 percent from net revenues of $119.9 million in the first nine months of 1999. EBITDA for the first nine months was $27.8 million, up 46 percent from EBITDA of $19.1 million in 1999. The Company's net loss decreased from $2.8 million or ($0.56) per share in the first nine months of 1999 to $2.2 million or ($0.55) per share in the first nine months of 2000.

Riviera Holdings Corporation had cash and short-term investments of $56.4 million, working capital of $37.5 million and shareholders' equity of $20.1 million at September 30, 2000.

Third Quarter Highlights

- Riviera Las Vegas ADR up $6 or 13%
- Riviera Las Vegas EBITDA $6.0 million for the  quarter,  up 25%
- Riviera Las Vegas margins increase  2.5%
- Cash and short-term investments totaled $56.4 million
- Riviera Black Hawk revenues  increase 27% over the second quarter
- Riviera Black Hawk contributed $1.0 million in EBITDA